UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2006

GENERAL METALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24189

(Commission File Number)

65-0488983

(IRS Employer Identification No.)

1 E. Liberty St., Suite 6000, Reno, Nevada 89501

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 686-6078

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On March 15, 2006, agreed to issue 3,000,000 share purchase warrants to directors and officers. Each share purchase warrant is exercisable into one common share at an exercise price of $0.25 per share to December 31, 2006.

We issued 1,000,000 of these securities to two non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

We issued 2,000,000 of these securities to one U.S. person relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On April 28, 2006 we issued an aggregate of 639,000 shares of our common stock to fourteen of our current shareholders relying on Regulation S and/or Rule 506 of Regulation D of the Securities Act of 1933. The shares were issued in connection with the exercise of warrants at an exercise price of $0.25 per warrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 2, 2006, Stephen Parent, our current Chief Operating Officer, resigned from that position and has been appointed as President and Chief Executive Officer, effective immediately to fill the vacancy created by the resignation of Richard Verdiramo.

David Salari, a current director, has been appointed as Chief Operating Officer to fill the vacancy created due to Mr. Parent’s new positions.

Our management team now consists of Stephen Parent, President and Chief Executive Officer, David Salari, Chief Operating Officer and James Porter, Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits
99.1	News release dated May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Stephen Parent

Stephen Parent

President and Chief Executive Officer

Date: May 9, 2006